77.Q1)

		( 1)(a)Declaration of Trust - Incorporated by reference (filed as Exhibit 1(a) to Post-Effective Amendment No. 35 of
Registration Statement on Form N-1A, filed October 30, 1997 File
No. 2-79807.

		( 1)(b) Certificate of Amendment Incorporated by reference (filed as Exhibit 1(b) to Post-Effective Amendment No. 35 of Registration Statement on Form N-1A, filed October 30, 1997
File No. 2-79807.

		( 2)By-Laws Incorporated by reference (filed as Exhibit 2 to Post-Effective Amendment No. 35 of Registration Statement on
Form N-1A, filed October 30, 1997  File No. 2-79807.

		(5)Advisory Agreement between the Registrant and Alliance Capital Management L.P. Incorporated by reference (filed as Exhibit 5 to Post-Effective Amendment No. 35 of Registration Statement on Form N-1A, filed October 30, 1997 File No. 2-79807.